NEWS RELEASE
                                                              November 13, 2020


               FSI ANNOUNCES Third Quarter, 2020 FINANCIAL RESULTS
        A Conference call is scheduled for Monday November 16th, 11:00am
                  Eastern time, 8:00am Pacific Time See dial in
                                  numbers below


VICTORIA,   BRITISH   COLUMBIA,   November   13,   2020  -  FLEXIBLE   SOLUTIONS
INTERNATIONAL, INC. (NYSE Amex: FSI, FRANKFURT: FXT), is the developer and manufacturer of biodegradable polymers for oil extraction, detergent ingredients and water treatment as well as crop nutrient availability chemistry. Flexible Solutions also manufactures biodegradable and environmentally safe water and energy conservation technologies. Today the Company announces financial results for the third quarter (Q3) ended September 30, 2020.

Mr. Daniel B. O'Brien, CEO, states, "We continue to generate growth and profitability in tough and uncertain times. This is driven by the hard work and flexibility of our employees." Mr. O'Brien continues, "As conditions change, we will react and do our best to continue our success."

     o Sales in the Third quarter (Q3) were $8,112,930, up approximately 10% when compared to sales of $7,403,492 in the corresponding period a year ago. The financials show a Q3, 2020 net profit of $582,369, or $0.05 per share, compared to a net profit of $412,048, or $0.03 per share, in Q3, 2019.

     o Basic weighted average shares used in computing earnings per share amounts in Q3 were 12,240,545 and 12,108,110 for Q3, 2020 and Q3, 2019 respectively.

     o Non-GAAP operating cash flow: For the 9 months ending September 30, 2020, net income reflects $534,333 of non-cash charges (depreciation, stock option expenses), as well as gain (loss) on disposition of equipment, gain on investment, interest expense, interest income, write down of inventory, and income tax. Net income attributable to non-controlling interests (minority interest) is removed from the cash flow calculation. These are items not related to operating or current operating activities. When these items are removed, the Company shows operating cash flow of $4,082,754, or $0.33 per share. This compares with operating cash flow of $2,534,644, or $0.21 per share, in the corresponding 9 months of 2019 (see the table that follows for details of these calculations).

The NanoChem division continues to be the dominant source of revenue and cash flow for the Company. New opportunities continue to unfold in detergent, water treatment, oil field extraction and agricultural use to further increase sales in this division.

Conference call

A conference call has been scheduled for 11:00 am Eastern Time, 8:00 am Pacific Time, on Monday, November 16th. CEO, Dan O'Brien will be presenting and answering questions on the conference call. To participate in this call please dial 1 877-876-9173 (or 1 785-424-1667) just prior to the scheduled call time. The conference call title, "FSI Third Quarter 2020 Financial Results," may be requested.

The above information and following table contain supplemental information regarding income and cash flow from operations for the period ended September 30, 2020. Adjustments to exclude depreciation, stock option expenses and one time charges are given. This financial information is a Non-GAAP financial measure as defined by SEC regulation G. The GAAP financial measure most directly comparable is net income. The reconciliation of each of the Non-GAAP financial measures is as follows:

                     FLEXIBLE SOLUTIONS INTERNATIONAL, INC.
                      Consolidated Statement of Operations
         For 3 Months Ended September 30 (9 Months Operating Cash Flow)
                                   (Unaudited)
-------------------------------------------------------------------------------
                                                  3 months ended September 30
                                                    2020             2019
                                              ---------------------------------
Revenue                                        $8,112,930    $ 7,403,492
Income (loss) before income tax - GAAP         $1,311,803    $   915,802
Provision for Income tax (expense)/
recovery  - GAAP                               $ (370,203)   $  (213,771)
Net income (loss)  - GAAP                      $  582,369    $   412,048
Net income (loss) per common share -
basic. - GAAP                                  $     0.05    $      0.03
3 month weighted average shares used in
computing per share amounts - basic.- GAAP     12,240,545     12,108,110

                                                  9 month Operating Cash Flow
                                                       Ended September 30
                                               --------------------------------
Operating Cash flow (9 months). NON-GAAP       $4,082,754a,b,c $ 2,534,644a,b,c

Operating Cash flow per share excluding
non-operating items and items not
related to current operations (9 months)
- basic. NON-GAAP                              $     0.33a,b,c $      0.21a,b,c
Non-cash Adjustments (9 month) GAAP            $  534,333d     $   591,472d
Shares (9 month basic weighted average)
used in computing per share amounts - basic
GAAP                                           $ 12,239,633    $11,862,484
-------------------------------------------------------------------------------

Notes: certain items not related to "operations" of the Company have been excluded from net income as follows.

a) Non-GAAP -:: Flexible Solutions International purchased 65% of ENP in 4th quarter, 2018 (October 2018).

b) Non-GAAP - amounts exclude certain cash and non-cash items: depreciation and stock compensation expense (2020 = $534,333, 2019 = $591,472), interest expense (2020 = $199,947, 2019 = $341,791), interest income (2020 =
     $26,197,  2019 =  $69,154),  gain on sale of asset  (2020 = $9,490,  2019 =
     N/A), gain on investment (2020 = $660,601, 2019 = $342,248),  write down of inventory (2020 = N/A, 2019 = N/A), deferred income tax recovery (2020 = N/A, 2019 = $125,999), and Income tax (2020 = $1,064,851, 2019 = $743,317).
     Net income attributable to non-controlling interests (minority interest) is removed from the cash flow calculation (2020 = $558,324, 2019 = $527,778). See the financial statements for all adjustments.

c) The revenue and gain from the 50% investment in the private Florida LLC announced in January 2019 is not treated as revenue or profit from operations by Flexible Solutions given the Company only purchased 50% of the LLC. The profit is treated as investment income and therefore occurs below Operating income in the Statement of Operations. As a result the gains from all investments, including that of the Florida LLC, are removed from the calculation to arrive at Operating Cash Flow.

d)   Non-GAAP - amounts represent depreciation and stock compensation expense.

Safe Harbor Provision

The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.

                        Flexible Solutions International
                  6001 54th Ave, Taber, Alberta, CANADA T1G 1X4
                                Company Contacts

                                                                    Jason Bloom
                                                        Toll Free: 800 661 3560
                                                              Fax: 403 223 2905
                                             E-mail: info@flexiblesolutions.com


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To find out more information about Flexible  Solutions and our products,  please visit www.flexiblesolutions.com.